Exhibit 10.10

***TEXT OMITTED AND SUBMITTED SEPERATELY
PURSUANT TO CONFIDENTIAL TREATMENT REQUEST
UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 230.406

EXCLUSIVE LICENSE, SUPPLY, SECRECY

AND DISTRIBUTION AGREEMENT

BETWEEN

BRAINSWAY LTD.
AND

MEIZLER BIOPHARMA S.A.

EXCLUSIVE LICENSE MARKETING AND DESTRIBUTION AGREEMENT

THIS LICENSE MARKETING AND DESTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of August 26, 2010 (“Effective Date”) between BRAINSWAY LTD., with its principal office located at 1st Floor, 19 Hartum Street, Har Hotzvim, Israel, being enrolled, before the Israeli Finance Ministry´s National Registry under nº 513443788, herein represented by its CEO Uzi Sofer ("Brainsway"), and MEIZLER BIOPHARMA S.A., with its principal office located at Alameda Juruá, 149, Alphaville, CEP.: 06455-010-Barueri, State Sao Paulo, Brasil, being enrolled, before the Brazilian Finance Ministry´s National Registry, of, Corporate Entities CNPJ under nº 64,711,500/0001-14, herein represented by its Chairman Mr. Abraham (Avi) Meizler, signing bellow, (hereinafter referred to as “Meizler”).

RECITALS

WHEREAS Brainsway has developed and has exclusive rights to manufacture and market a deep TMS (Transcranial Magnetic Stimulation) device for the treatment of certain neurological and psychopathological disorders indications; and

WHEREAS Brainsway is the owner and/or exclusive licensee of all intellectual property rights in and to the said deep TMS device; and

WHEREAS the said deep TMS device has received several regulatory approvals, a copy of such approvals is attached hereto as Annex A; and

WHEREAS Meizler has the capability and experience to market and distribute the deep TMS (Transcranial Magnetic Stimulation) device in Brazil, and is willing to be engaged to market and distribute the deep TMS (Transcranial Magnetic Stimulation) device in Brazil, and Brainsway wishes to so engage Meizler, all subject to and in accordance with the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1	DEFINITIONS

For purposes of this Agreement, the following definitions shall be applicable

1.1
"Applicable Laws" shall mean all laws (including common law),treaties, statutes, ordinances, rules, regulations, Orders, permits, directives, plans, codes, interpretations, notice and demand letters, prohibitions, obligations, schedules, timetables, standards, conditions and requirements of any Governmental or Regulatory  Authority, as may be in effect from time to time, that relate to the Licensed Products or the Licensed Intellectual Property.

1.2	“ANVISA” means National Sanitary Surveillance Agency, or any other agency that succeeds it or receives the legal assignments under its responsibility

1.3
"Business Day" means any day except Saturday and Sunday, on which commercial banking institutions in Brazil are open for business. Any other reference in this Agreement to "day" whether or not capitalized shall refer to a calendar day, not a Business Day

1.3.
"Commercially Reasonable Efforts" means, with respect to a Party, the efforts and resources which would be used by that Party consistent with prevailing pharmaceutical industry standards for a company of similar size and scope to such Party with respect to a product or potential product at a similar stage in its development or product life and of similar market potential taking into account efficacy, safety, the anticipated Regulatory Authority approved labeling, the competitiveness of alternative products in the market place or under development, the patent and other proprietary position of the product, the likelihood of Regulatory Approval, the commercial value of the product and other relevant factors.

1.4	“Effective Date” means the date of receipt of all Regulatory Approvals necessary for the commercialization of the Product in the Territory.

1.5
"First Commercial Rental" means the first rental by Meizler or its Affiliates or sublicensees of the Product to a Third Party for use in the Territory after a Regulatory Authority in the Territory has granted Final Regulatory Approval in order to the treatment of the Approved Indications.

1.6
“Losses” shall mean any and all claims, losses, liabilities, damages, fines, royalties, governmental penalties or punitive damages, deficiencies, interest, awards, and judgments, including special, indirect, incidental and consequential damages (including without limitation lost profits), and any and all reasonable, out-of-pocket costs and expenses incurred in connection with all of the items here mentioned (including reasonable out-of-pocket attorneys’ fees and all other expenses reasonably incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened).

1.7
"Regulatory Approval" means the technical, medical and scientific licenses, registrations, authorizations and approvals (including, without limitation, approvals of NDAs, supplements and amendments, pre- and post- approvals, pricing and Third Party reimbursement approvals, and labeling approvals) of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in the Territory, necessary for the development (including the conduct of clinical trials), manufacture, distribution, marketing, promotion, offer for sale, use, import, reimbursement, export or sale of a Licensed Product in a regulatory jurisdiction.

1.8	“Product” means Deep TMS (Transcranial Magnetic Stimulation) device specified in Annex B of this Agreement.

1.9
"Regulatory Authority" means any national (e.g., the ANVISA), supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity involved in the granting of Regulatory Approval in any country in the Territory.

1.10	"Term" has the meaning set forth in Section 17

1.11	"Territory" means Brazil

2.	INTERPRETATION

2.1	The preamble to this Agreement forms an integral part hereof.

2.2
Headings in this Agreement are included herein for ease of reference only and shall have no legal effect. References to Sections, Schedules, and Exhibits are to Sections, Schedules and Exhibits to this Agreement unless otherwise specified.

3.	GRANT OF RIGHTS

3.1
In consideration for the payments set forth in this Agreement and subject to the terms and conditions of this Agreement, Brainsway hereby grants Meizler and Meizler hereby accepts from Brainsway, a ten (10) year exclusive (subject to the provisions of the immediately following paragraph) license to lease, use, market, promote, import and distribute Brainsway’s proprietary deep TMS Device specified in detail in Annex B hereto (the “Deep TMS Device”) in Brazil (the “Territory”) during the term of this Agreement for the treatment of patients suffering from an Approved Indication(s) (as such term is defined below) (the “License”), all subject to and in accordance with the terms and conditions hereinafter set forth.

Provided that Meizler, or clients thereof, lease at least the Minimum Number of Devices Per Year (as set forth below) during each year, Meizler shall have a ten (10) year exclusive license to use, market, promote, import, distribute, sell and service the Deep TMS Device in the Territory. In the event that Meizler, or clients thereof, do(es) not perform, and pay Brainsway in respect of, at least the Minimum Number of Devices Per Year during any specific year, Meizler’s rights hereunder shall, as of immediately following the expiry of such year, become non-exclusive rights, or, at Brainsway’s option, Brainsway shall have the right to terminate this Agreement and the rights granted hereunder forthwith.

3.2	The Minimum Number of Devices leased Per Year shall be as detailed in the Marketing Plan attached to this Agreement as Annex C.

3.3	Subject to the aforementioned, Brainsway maintains and shall maintain all rights in and to the Deep TMS Device.

3.4
For the avoidance of doubt, it is clarified that the license granted hereunder does not include the right to buy or manufacture the Deep TMS Device, nor does it include the right to export same or to use, market, promote, lease or sell same outside of the Territory, and Meizler undertakes not to manufacture or alter the Deep TMS Device and not to be involved, directly or indirectly, in the use of same outside of the Territory.

3.5
For the avoidance of doubt, it is clarified that Brainsway shall at all times be entitled to use, market, promote, distribute, sell, import and provide services in respect of the Deep TMS Device itself, or through any third party whatsoever, in respect of all countries of the world except the Territory, and in respect of all indications that are not Approved Indications (as such term is defined below) in all countries of the world.

4.	MARKETING AND DISTRIBUTION

4.1
Meizler undertakes to exert its very best efforts to promote, market and distribute Brainsway’s proprietary Deep TMS Devices within the Territory for patients suffering from any Approved Indication under the trademark of Brainsway.

4.2
Such marketing and distribution activities as detailed in the Marketing Plan attached to this Agreement as Annex C.  shall include the conduct of conferences to have hospital, medical centers and leading doctors in the Territory recognize the innovative nature and capabilities of the Deep TMS Device, the promotion and advertisement of the Deep TMS Device and treatments therewith within the Territory, and the actual distribution of the Deep TMS Device to Meizler’s clients (which shall include hospitals, medical centers, psychiatric clinics etc.). Marketing and distribution activities shall include the conduct of minor clinical trail if required in order to receive regulatory approvals for new or existing indications in the Territory.

4.3
The provision of the Deep TMS Device by Meizler to its clients shall be based on a “rent and use” agreement (the terms of which shall be prior approved by Brainsway), pursuant to the terms of which the clients will pay Meizler a certain fixed amount in respect of each treatment of a patient that makes use of the Deep TMS Device.

4.4
Meizler shall be responsible for ensuring that all clients use the Deep TMS Device strictly in accordance with the Protocol and the other documents to be provided by Brainsway, as specified in Section 4.7 below, solely for the treatment of the Approved Indications, and solely in the Territory.

4.5	Meizler undertakes to effect the first commercial rental of the Deep TMS Device within the Territory by no later than thirty (30) days after receiving the license of the device from ANVISA.

4.6
The Deep TMS Devices shall be marketed, promoted, lease and used ONLY for the treatment of Approved Indications and other neurological and psychopathological disorders indications instructed in writing by Brainsway (such indications as instructed, the “Approved Indications”). Brainsway undertake to notify Meizler on every new Approved Indication.

4.7
Meizler undertakes that prior to the commencement of its marketing and promotion of the Deep TMS Devices, it shall obtain all required licenses, permits and insurances as required under any applicable law or regulation – all at the expense of Meizler. Meizler undertakes to maintain all such permits and licenses during the term of this Agreement. If additional licenses, permits and insurances are required to be obtained by any of Meizler’s clients, it shall be Meizler’s responsibility to ensure that the clients shall obtain same.

4.8
Meizler at its own expenses shall provide the registration of the Product at Anvisa. However, Brainsway at its own expenses still provides the payment of fees to Anvisa regarding the requirement of GMP inspection in its manufacturing plants for the purpose of receiving a certificate that allows Meizler to import and commercialize the Product.

4.9
Meizler shall promote, market, advertise and publicize the Deep TMS Device in accordance with the quarterly Marketing Plan which shall include the advertising plan and budget ("Advertising Budget"). Meizler shall furthermore promote the Deep TMS Device with all due diligence, using all customary means of sales promotion to the extent reasonably necessary to maximize the number of Deep TMS Devices sold and the treatments therewith provided. If Meizler shall actually invest less than 90% of certain quarter’s agreed Advertising Budget in the promotion, marketing, advertising and publication of the Deep TMS Device, same shall entitle Brainsway to terminate this Agreement forthwith, with no compensation due to Meizler.

4.10	All expenses incurred in connection with the promotion, marketing and advertising of the Deep TMS Device and treatment therewith shall be paid and borne solely and exclusively by Meizler.

4.11
Meizler shall not be entitled to subcontract all or part of its tasks hereunder, without Brainsway’s prior written consent. For the sake of clarity, in the event that Meizler shall use a permitted subcontractor, Meizler shall bear all responsibility and liability vis-à-vis Brainsway arising from the performance by such subcontractor.

5.	SUPPLY OF THE DEEP TMS DEVICE

5.1	Meizler shall order Deep TMS Devices from Brainsway from time in order to meet its obligations under the Marketing Plan in Annex C.

5.2
The orders will be considered as firm and irrevocable and will bind Brainsway as soon as accepted by Brainsway in writing and it will bind Meizler to purchase such quantities in the purchase order. All Deep TMS Devices shall be delivered to Meizler by certified courier selected by Brainsway, within sixty (60) days from the receipt of Meizler’s binding order of such Deep TMS Device and in accordance with Brainsway shipping policy.

Meizler shall handle and pay for the customs clearance of the Deep TMS Devices.

Delivery of the Deep TMS Device to Meizler’s clients shall be at Meizler’s sole costs and expense, and responsibility. Meizler shall further be responsible for the installation of the Deep TMS Device and the stimulators at the client’s site, all to be effected at Meizler’s sole cost and expense.

Meizlershall have the sole right to determine the lease price of the Deep TMS Device to any client. Further, Meizler shall be responsible for collection of rental proceeds from its clients and all costs and responsibility related thereto shall be fully borne by the Brainsway.

5.3
Meizler undertakes to lease and acquire the Deep TMS Devices exclusively from Brainsway, and Meizler agrees that Brainsway shall be the only source of supply of the Deep TMS Devices and any components thereof for the Territory and for Meizler.Any claims of Meizler regarding defects in any shipment of the Deep TMS Devices, shall be communicated to Brainsway within ten (10) days of receipt thereof.  Replacement of defective Deep TMS Devices shall be at Brainsway’s cost, provided that Meizler shall have duly notified Brainsway as aforesaid. Brainsway will replace such defective Deep TMS Devices within ninety (90) days. Defective Deep TMS Devices shall be returned to Brainsway, at Brainsway’s expense. Brainsway’s responsibility shall be limited to the above-mentioned replacement only, and only to defects that have occurred as result of Brainsway’s acts or omissions prior to the supply of the Deep TMS Devices to Meizler.

5.4
Meizler shall provide high standard storage facilities for the Deep TMS Devices, shall store the Deep TMS Devices at room temperature and shall keep the Deep TMS Device in good condition and free from all damage and dirt, which might detract from the appearance, efficacy and/or performance of the Deep TMS Device.

5.5
Meizleragrees to maintain adequate stocks of Deep TMS Devices, in suitable warehousing facilities in such locations, so as to be able to distribute the Deep TMS Devices and supply regular demand in the Territory without undue delay and in no event to maintain less stock than would be necessary to meet three (3) months' demand in the Territory. For such purpose the Parties shall agree from time to time the quantity of inventory that is adequate for the aforesaid purpose.

5.6
Brainsway shall provide Meizler’s personnel with training on how to use the Deep TMS Device. Brainsway shall also provide each of Meizler’s clients’ personnel with all requisite training in the use and operation of the Deep TMS Device, at the client’s site to be charged to the client at the rate included in the Marketing Plan, subject to prior coordination between Brainsway, Meizler and the applicable client.

Furthermore for the first year following the Effective date or for the first twenty (20) systems purchased, which ever occur first, Brainsway shall provide support and maintenance services to the clients in respect of the Deep TMS Device at the client’s site, to be charged to the client at a rate of US$100 per hour, subject to prior coordination between Brainsway and the applicable client. Following that period, Meizler shall be responsible to provide clients with support and maintenance services in accordance with Brainsway's guidelines and instructions.

Brainsway is committed to supply Meizler and its clients all the material regarding treinments, especially manuals and folders in English.

5.7
Brainsway shall also provide Meizler, together with the Deep TMS Devices, with an Investigator’s Brochure, the Protocol for the performance of the treatment for the Approved Indication(s) with the Deep TMS Device and the Instructions For Use for the Deep TMS Device (all in English and in the form and with the content generally used at Brainsway). Meizler is hereby required to provide copies of all such documents to its clients that acquire and/or perform treatment using the Deep TMS Device.

5.8
In the event that Brainsway shall elect to use new generation devices as the Deep TMS Devices (which new generation devices may include, inter alia, an internal mechanism to track the number and type of treatments performed with such device), Meizler agrees to permit Brainsway to replace the Deep TMS Devices provided hereunder with the new generation Deep TMS Devices (and undertakes to notify Meizler’s clients of such possibility), and that all the provisions of this Agreement shall then apply, mutatis mutandis, to such new generation Deep TMS Devices.

5.10	Brainsway is committed to supply Meizler with the products exactly with the presentation approved by the regulatory authorities and from the manufacturing site address.

6.	PAYMENT AND PAYMENT TERMS

6.1
For each Deep TMS Device, Meizler shall pay for the first year of rental the fix amount of [***]. Following that period, Meizler shall pay Brainsway on a per-treatment basis the amount specified in Annex D (the "Pay Per Use"). Without derogating from the forgoing, [***], Meizler shall [***] pay Brainsway in respect of each of the Deep TMS Device the amount of [***] per month (the "Monthly Fee").

6.2
For the avoidance of doubt, it is clarified that in the event that one (1) Deep TMS Device system has attached two (2) different helmets, the Monthly Fee shall apply in respect of the first helmet, and the second helmet shall be charged at [***] of the Acclimatization Period Monthly Fee (i.e. [***] per month; and [***] per month in respect of the said Deep TMS Device with two (2) different helmets attached). For [***] the charge shall be [***].

6.3
In the event that Meizler shall wish to rent stimulators from Brainsway in order to use same with the Deep TMS Devices, Meizler shall pay Brainsway a monthly fee of [***] per stimulator (the “Monthly Stimulator Fee”). In the event that Meizler shall wish to purchase stimulators from Brainsway, Meizler shall pay Brainsway a one-time non-refundable fee of [***] per stimulator less the aggregate Monthly Stimulator Fees already paid, if any, in respect of the applicable stimulator, all of which sum (i.e. [***] - Monthly Stimulator Fees) shall bear interest at a rate of 5% per annum accruing as of the Effective Date of this Agreement.

6.4
All Payments hereunder shall be payable to Brainsway in U.S. dollars on a monthly basis by Meizler, no later than five (5) business days following the expiration of the month in respect of which the said payments are being effected.

6.5
All payments due to Brainsway under this Agreement are exclusive of value added tax or other similar charges which, if required by applicable law, shall be added to Brainsway's invoices and paid by Meizler. All payments shall be made net of any withholding taxes and if any withholding is required then such will be made by Meizler IN ADDITION to the amounts specified in Sections 5.1 and 5.3 above.

6.6	All amounts due to Brainsway shall be paid by wire transfer to such bank as Brainsway may direct from time to time. All expenses incurred in making such transfers shall be paid by Meizler.

6.7	Any payment not received when due pursuant hereto shall bear interest from the due date until the date of actual payment at the rate of 0.6% (point six percent) per month.

6.8
If at any time the economic terms of this Agreement become unreasonably onerous for any of the Parties hereto, the Parties shall discuss, in good faith, how to overcome the situation and try to find an equitable solution.

6.9	All products ordered prior to any price increase taking effect will be invoiced at the current prices as of the date on which the order was received.

***CONFIDENTIAL TREATMENT REQUESTED

7	MARKETING, PROMOTION AND USE OF THE DEEP TMS DEVICE

Meizler shall only be permitted to market, promote and advertise the Deep TMS Devices within the Territory and for the treatment of the Approved Indication(s), and solely in accordance with the terms of the Protocol for treatment prepared by Brainsway and supplied to Meizler. Meizler shall not be entitled to make use of the Deep TMS Devices for any other indication or any other purpose whatsoever, and Meizler shall ensure that Meizler’s clients do not make use of the Deep TMS Devices for any other indication or any other purpose whatsoever.

All Deep TMS Devices and all stimulators that are leased hereunder shall remain the property of Brainsway at all times.

8.	REGULATORY APPROVALS

8.1
Meizler undertakes, at its sole cost and expense, to seek and obtain all required regulatory approvals for the promotion, marketing and commercial use of the Deep TMS Device for the treatment of the Approved Indications in the Territory. Brainsway shall bear all costs and expenses related to the GMP,  as per clause 4.8 of this Agreement.

8.2
Brainsway shall supply Meizler with all the registration dossier, data, information, samples and documents to registration of the products as required by the current Brazilian Legislation Brainsway is committed to the delivery of all the dossiers and documents mentioned above to Meizler as per the timetable on Marketing Plan - Annexure C.

8.3
The said regulatory approvals Meizler is obligated to receive shall include, without limitation, pricing reimbursement approval, such that for the avoidance of doubt, Meizler undertakes to receive written reimbursement undertakings from the major medical health organization and insurance companies within Brazil for the Brainsway’s Deep TMS Device Approved Indications.

8.4
In the event that any required approvals have not been obtained in time, Brainsway shall be entitled to terminate this Agreement forthwith, with no need to compensate Meizler in any manner as a result of such termination. Brainsway is committed to supply all relevant dossiers and documentation mentioned in clause 8.2 above.

8.5	All regulatory approvals shall be received for the benefit of both Meizler and Brainsway to allow Brainsway to use such approvals following termination of this Agreement.

8.6
Meizler, by means of its clients, shall be solely responsible for the provision of services with respect to, and treatment of patients with, the Deep TMS Device, including in the event that any patients require maintenance treatments or follow-up.

8.7
Brainsway shall provide Meizler with regulatory support for the preparation by Meizler of various Helsinki and regulatory approval applications, with respect to indications other than depression [that are Approved Indications], free of charge.  All such support shall be provided by Brainsway in the English language. Meizler is hereby authorized to provide copies of such documents to Meizler’s clients.

8.8
Meizler shall have exclusive control over, and authority and responsibility for, the regulatory strategies relating to the development and commercialization of the Brainsway Product in the Territory, including, without limitation: (a) the preparation of all documents submitted to Regulatory Authorities and the filing of all submissions relating to Regulatory Approval for the Brainsway Device; and (b) all regulatory actions, communications and meetings with any Regulatory Authority with respect to the Brainsway Product.

9.	REPORTS

9.1
Meizler shall provide Brainsway with detailed written monthly reports regarding the promotion, marketing and commercialization of the Deep TMS Devices in the Territory. Meizler shall ensure that each of Meizler’s clients provide Brainsway with detailed written monthly reports regarding the use of the Deep TMS Devices in the Territory (in addition to, and based on, the Records of Treatment described below).

9.2	In addition, Meizler agrees to keep Brainsway fully and promptly informed of all pertinent prevailing market conditions including information regarding competing TMS devices and the like.

9.3
Within ninety (90) days of the end of each half-calendar year Meizler shall send Brainsway a written report detailing advertising, marketing and promotional activities carried out under the terms of this Agreement, and describing the costs and expenses actually incurred by Meizler with respect thereto. Said report shall be in a format that is mutually acceptable to the Parties.

10.	RECORDS AND REPORTS OF TREATMENT AND AUDIT

10.1
Meizler undertakes to maintain, and to ensure that each of its clients maintain, a written record of each treatment provided with the Deep TMS Device(s), in the form attached hereto as Appendix E (the “Records of Treatment”), and to provide copies of such Records of Treatment to Brainsway upon request. Such Records of Treatment shall contain information to reasonably permit Brainsway to confirm the accuracy of any payments made to Brainsway hereunder. Meizler shall maintain such Records of Treatment for the duration of this Agreement and for a period of seven (7) years thereafter.

10.2
Meizler shall ensure that each of its clients shall submit to Brainsway, no later than thirty (30) days after the end of each calendar quarter, quarterly reports detailing the number of treatments performed using the Deep TMS Devices by the client, including a breakdown of such treatments according to date and indication. The reports under sections 10.1 and 10.2 shall also include details of the number of patients treated, number of treatments per patient, the Approved Indications for which treatment was provided and details of referring doctors and the consideration received by Meizler for such treatments.

10.3	Brainsway’s representatives shall have the right to visit and audit Meizler’s and client’s facilities at any time and from time to time, upon prior notice.

10.4
Upon reasonable notice and during regular business hours, Meizler shall from time to time, and shall ensure that each of its clients shall from time to time, but no more frequently than once annually, make available its books and records for audit by Brainsway to verify the accuracy of the reports provided to Brainsway.  In the event that any discrepancy between the amounts paid and the amounts that should have been paid is revealed, Meizler shall bear the full cost of such audit and shall immediately remit the underpayment to Brainsway plus 20% of the underpayment.

11.	INTELLECTUAL PROPERTY

11.1
All data, information and other intellectual property generated or developed in the course of the collaboration hereunder and relating to the Deep TMS Device (“Collaboration Know-How”), whether first generated by Brainsway or by Meizler or by any client, shall be the sole and exclusive property of Brainsway.

All Collaboration Know-How shall be provided to Brainsway promptly upon such being reduced to writing or to practice. Meizler shall be responsible for ensuring that each client provides Collaboration Know-How to Brainsway promptly upon such being reduced to writing or to practice by the applicable client.

Brainsway shall be provided with copies of all other data and information generated in the course of the collaboration hereunder, for Brainsway’s own research and other purposes and Meizler shall sign and provide any document, and shall ensure that the clients shall similarly sign and provide any document, that shall be required to register Brainsway’s ownership in or to the Collaboration Know How.

11.2
The Collaboration Know-How, all patent rights, trademarks, marks, brand names, trade names, logos, domain names or other names on the World Wide Web, and other intellectual property associated with Brainsway and/or the Deep TMS Device listed on Annex E in any manner whatsoever, whether registered or not (the “Brainsway IP”), are and shall remain Brainsway’s sole and exclusive property.  Neither Meizler nor any clients shall have any claim with regard to any of same, and shall not challenge Brainsway’s title thereto, or the validity of their registration (if they are registered), even after termination of this Agreement for any reason (by expiration of term or otherwise).

Meizler shall be responsible for ensuring that each client is made aware of all the provisions of this Agreement that affect client, and shall, to the extent a written agreement is entered into between Meizler and the said client, ensure that provisions analogous to those set forth herein are set forth in the said Meizler-client agreement.

11.3
Each Party hereto undertakes to sign, execute and deliver all documents and papers that may be required, and perform such other acts as may be reasonably required in the circumstances, in order to ensure the division of the intellectual property rights between the Parties in accordance with the terms of this Section 11, as well as the filing of any and all patents arising hereunder.

11.4	Forthwith on termination of this Agreement, Meizler shall cease all use of any Brainsway IP.

11.5
Patent Enforcement. Meizler will, and will ensure that each client will, inform Brainsway immediately about any infringement of the Brainsway IP in the Territory of which it acquires knowledge. Brainsway will have the right, but not the obligation to institute, prosecute and control any action or proceeding with respect to the Brainsway IP or related intellectual property rights and in such case Brainsway shall receive any proceeds from such proceedings. If Brainsway elects not to take any such action, Meizler shall be obligated to take any required enforcement action to prevent the said infringements at its own cost and expense and shall receive any proceeds from such proceedings.

11.6
Patent Infringement. In the event that either Brainsway or Meizler, or both of them, or any client are sued by a third party alleging that the commercialization of the Deep TMS Device in the Territory infringes upon any intellectual property rights of such third party the Party being so sued shall immediately give the other Party notice of same.

Brainsway shall have the right, but not the obligation, to defend against such action, on behalf of both Parties, and any expenses or costs incurred by Brainsway in connection with such action(s), and any costs or amounts awarded to the counterparties in such action(s) shall be borne by Brainsway and any recovery in such action shall be retained in equal parts by Brainsway and Meizler.

If a Party lacks standing or wishes to be joined in order to bring or defend any suit, action or proceeding regarding infringement of patents hereunder, then the other Party shall take all necessary actions, at the request of and at the expense of the requesting Party, and shall execute all papers and perform such other acts as may be reasonably required under the circumstances, to enable such Party to do so.

11.7
General. Brainsway and Meizler will reasonably co-operate in the defense of any claims brought against the other Party pursuant to this Agreement and shall voluntarily join any such litigation if so required by law. Brainsway and Meizler will execute all documents reasonably necessary for the relevant Party to defend against such action, and shall provide documents and help with making contacts to witnesses that are or were their employees, consultants or otherwise connected to them, whose testimony - in the judgment of the attorneys handling the law suit (or Brainsway’s or Meizler’s counsel in the event the proceedings will be brought only on the name of one Party) - is necessary to allow such litigation to go forward.

In no event shall either Party enter into any settlement, consent order, consent judgment or any voluntary disposition of such action that would adversely affect the rights of the other without the prior written consent of such other Party, which consent shall not be unreasonably withheld.

Each Party shall execute all necessary and proper documents, take such actions as shall be appropriate to allow the other Party to institute and litigate such infringement actions referred to in this Section 11, and shall otherwise cooperate in the institution and litigation of such actions (including, without limitation, consenting to being named as a party thereto). Each Party, in litigating any such infringement actions, shall keep the other Party reasonably informed as to the status of such actions.

Meizler shall ensure that each client shall similarly cooperate with Brainsway and with Meizler as may be required hereunder.

To the Knowledge of Meizler, none of the Brainsway Intellectual Property or the Product infringes upon or otherwise violates the intellectual property rights of any Person;

To the Knowledge of Meizler, the Brainsway Intellectual Property is valid and enforceable and has been properly registered or filed, as the case may be, and has been properly maintained under all Applicable Laws

12.	TITLE

Subject only to the License granted to Meizler hereunder, all right, title and interest in and to the Deep TMS Devices, the Brainsway IP and the Confidential Information (as such term is defined below) and all right, title and interest in and to any related documentation or information, or drawings, plans, diagrams, specifications, other documents, models, or any other physical matter in any way containing, representing or embodying any of the foregoing, vest and shall vest exclusively in Brainsway.

13.	REPRESENTATION AND WARRANTY

13.1	Brainsway hereby represents and warrants to Meizler that:

(a)	the Deep TMS Devices supplied hereunder will be manufactured in accordance with applicable laws and regulatory requirements, will be of merchantable quality and free from defects; and

(b)	the Deep TMS Devices supplied hereunder shall be free and clear of all third party security interests, liens, or other encumbrances of any kind or character.

13.2
THE WARRANTIES SET OUT ABOVE ARE THE ONLY WARRANTIES GIVEN BY BRAINSWAY. ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY APPLICABLE TO THE DEEP TMS DEVICE ARE HEREBY EXCLUDED.

13.3	Meizler hereby represents and warrants to Brainsway that:

(a)
All marketing, promotion and commercialization of the Deep TMS Device to be performed by Meizler hereunder shall be performed according to all medical and health and safety guidelines and all applicable laws and regulations.

(b)
Meizler shall procure the receipt of all approvals and consents necessary for the marketing, promotion and commercialization of the Deep TMS Device and the performance of its obligations hereunder and undertakes that all activities of Meizler pursuant to this Agreement shall be made in accordance with any applicable laws and regulations.

(c)	Meizler has or shall obtain as necessary, the financial, medical, scientific and technical capability, as well as the necessary experience and expertise, to carry out all its obligations hereunder.

13.4	Each Party hereto represents to the other that:

(a)	it is has the full power and authority to enter into this Agreement and to convey the rights herein conveyed;

(b)	entering this Agreement and performance thereof shall not constitute a breach of any agreement, contract, understanding and/or obligation that it is currently bound by;

(c)	it shall perform its obligations hereunder diligently, expeditiously and to the best of its abilities.

13.5
Meizler shall not make any representation or give any warranty in respect of the Deep TMS Device other than those prior authorized in writing by Brainsway from time to time. Brainsway shall not be liable for any unauthorized warranty or representation made by Meizler and Meizler shall incur no liability on behalf of Brainsway.

14.	CONFIDENTIALITY

14.1
Meizler agrees that it will keep the knowledge, data and information that it or any client receives from or generates for Brainsway with respect to this Agreement and/or with regard to the Deep TMS Device and the transaction herein contemplated, including but not limited, all technical information regarding the Deep TMS Devices, all non-public financial information or projections of Brainsway, the Brainsway IP and all information relating to the business or corporate strategy of Brainsway (“Confidential Information”), whether received prior or subsequent to the Effective Date, and whether received in written, oral, electronic, or other form, secret during the term of this Agreement and for a term of 10 (ten) years following the termination hereof, unless and to the extent such information has entered or enters the public domain through no fault of Meizler.

14.2
Meizler agrees that it will not, and will ensure that its clients will not, disclose the Confidential Information to any third party; except that it shall be entitled to disclose Confidential Information to its employees to the extent necessary in order to carry out its obligations hereunder with respect to the Deep TMS Device. Meizler shall further be entitled to disclose Confidential Information as required by law, or any order having the force of law, after giving Brainsway sufficient prior written notice to enable Brainsway to seek a protective or other similar order limiting or preventing such disclosure.

14.3
Meizler shall take all reasonable necessary steps to ensure that its employees who gain knowledge, data and information with regard to the Deep TMS Device or receive Confidential Information are bound in writing by terms similar to the terms of this Agreement, not to divulge such knowledge, data and information or the Confidential Information.

14.4
The terms of this Agreement are confidential and shall not be disclosed by either Party hereto or any person on their behalf except as otherwise agreed in advance by the other, or as required by applicable law and/or regulatory authority.

If public disclosure is required under any securities laws, then any press release or report to be published shall be prior coordinated with the other Party, to the extent possible, subject to requirements of applicable Securities Laws (Meizler acknowledges that Brainsway’s reports to the Israeli Securities Authority shall be in Hebrew).

14.5	Exceptions to Restrictions

No restrictions regarding non-use or confidentiality shall exist as to Information which:

14.5.1	Is or becomes public or available to the general public otherwise than through MEIZLER act or default or the acts of MEIZLER’s officers and employees;

14.5.2	Is obtained by MEIZLER from a third party with the legal right to use and disclosure the same to MEIZLER;

14.5.3
Is already known to MEIZLER at the time of receipt which said knowledge shall if requested by Brainsway be demonstrated to its reasonable satisfaction by MEIZLER or is subsequently disclosure to MEIZLER by a third party lawfully entitled to disclosure the same.

15.	LIABILITY, INDEMNIFICATION AND INSURANCE

15.1
Meizler undertakes full liability for any damage, loss or expense (i) to the Deep TMS Devices and/or (ii) resulting from the use of the Deep TMS Device, except to the extent that such loss or damage arises out of the negligent manufacture of the deep TMS device by Brainsway.

15.2
Meizlershall indemnify and hold Brainsway, harmless from any and all liability, including reasonable attorney's fees, which results from (i) any action of Meizler; (ii) use of the Deep TMS Device; or (iii) any breach by Meizlerof its obligations or representations hereunder.

Brainsway undertakes full liability for any damage, loss or expense and shall indemnify and hold Meizler, harmless from any and all liability, including reasonable attorney's fees, which results from (i) negligent manufacture of the deep TMS device by Brainsway; or (ii) any breach by Brainsway of its obligations or representations hereunder.

15.3
Brainsway undertakes to inform Meizlerin writing immediately or as soon as possible of any claim which may be brought against Brainsway and/or Meizler with regard to which Meizler will have indemnified Brainsway as set out above, and in such case Brainsway shall not take any step nor conduct any legal proceeding before consulting and obtaining Meizler's written confirmation (including with regard to which legal counsel to retain for such purpose).

15.4	Brainsway shall, at its sole cost and expense, obtain and maintain product liability insurance in respect of the Deep TMS Devices it supplies hereunder.

15.5
Meizler shall, at its sole cost and expense, obtain and maintain all other insurance coverage required and/or generally held by product distributors of the nature contemplated hereunder, including without limitation, medical negligence insurance and professional indemnity coverage. Such insurance shall be in reasonable amounts (but not less than  $5,000,000 per claim and $10,000,000 per year) and on reasonable terms in the circumstances, having regard, in particular, to the nature of the Deep TMS Device, and shall be subscribed for from a reputable insurance company. The named insured under such insurances shall be Meizler, Brainsway and the beneficiaries thereof, and shall also include the respective employees, officers and directors of Brainsway.  The policy or policies so issued shall include a “cross-liability” provision pursuant to which the insurance is deemed to be separate insurance for each named insured (without right of subrogation as against any of the insured under the policy, or any of their representatives, employees, officers, directors or anyone in their name) and shall further provide that the insurer will be obliged to notify each insured in writing at least 30 (thirty) days in advance of the expiry or cancellation of the policy or policies.  Meizler hereby undertakes to comply punctually with all obligations imposed upon it under such policy or policies and in particular, without limiting the generality of the foregoing, to pay in full and punctually all premiums and other payments for which it is liable pursuant to such policy or policies.  Meizler shall be obliged to submit to Brainsway copies of the aforesaid insurance policy or policies within 14 (fourteen) days of the date of issue of each such policy.

16.	LIMITATION OF LIABILITY

NO PARTY HERETO SHALL BE LIABLE TO ANY OTHER PARTY (WHETHER UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE), OR TO ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, FOR ANY LOSS OR DAMAGE TO BUSINESS EARNINGS, ANTICIPATED SALES, OR GOODWILL OR DOCUMENTATION SUFFERED BY THE OTHER PARTY, EVEN IF SUCH PARTY IS ADVISED OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

17.	TERM AND TERMINATION

17.1
Subject to earlier termination in accordance with the provisions hereof, the term of this Agreement shall be ten (10) years from the Effective Date, unless notice is given by either Party by registered letter twelve (12) months prior to expiration of such term or any successive term, indicating its interest not to continue the Agreement, it will continue in full force and effect for successive two (02) years-period.

This agreement may be terminated at any time by either Party, upon breach of its material obligations under this Agreement by the other Party, on sixty (60) days prior written notice to the breaching Party, the notice to become effective at the end of the sixty (60) days period unless the breach is sooner cured by the breaching Party.

17.2
Either Party may terminate this Agreement with immediate effect should the other Party go into non-voluntary liquidation, or shall make an arrangement with its creditors, or shall have a receiver appointed or an attachment placed over all of its assets, and such appointment or attachment shall not have been removed within sixty (60) days.

17.3
In the event of a termination of the Agreement for any reason, Meizler’s right to use the Deep TMS Devices will automatically terminate and all Deep TMS Devices, together with any embodiments of Confidential Information and/or Brainsway IP shall promptly be returned to Brainsway.

17.4
Termination of this Agreement, in whole or in part, for whatever reason shall not affect the obligations and liabilities of the parties hereunder in respect of matters outstanding at the time of such termination.

17.5
Those sections hereof which by their nature are intended to survive termination or expiration of this Agreement shall survive termination or expiration of this Agreement and remain in full force and effect thereafter.

17.6
Upon termination of this Agreement, Meizler shall, and shall ensure that each client shall, deliver to Brainsway at Meizler’s expense within sixty (60) days of termination, all equipment including Deep TMS Devices supplied to Meizler by Brainsway in good condition and ready for use and shall also provide Brainsway with all documents, data and know how generated by it, including without limitation list of patients, doctors and insurers and Meizler shall also assign to Brainsway all licenses, permits and regulatory approvals to allow Brainsway or any party on its behalf to continue the treatment of patients by the Deep TMS Devices in the Territory.

18.	GOVERNING LAW

18.1	This Agreement shall be governed and interpreted in accordance with the laws of London – UK.

18.2
Any and all dispute(s), arising out of or in connection with this Agreement, or future agreements resulting therefrom, shall be subject to the sole jurisdiction of the competent Courts of London - UK which will have exclusive jurisdiction with respect to any matter related to this Agreement.

If the Court refuses for any reason to exercise jurisdiction over the dispute, either party shall be free to bring such Proceeding in any other Court.

Prior to bringing a legal action against the other Party, such dispute shall be separately negotiated by the Parties hereto in good faith and all reasonable efforts undertaken to settle amicably such matters before resorting to further legal recourse, as follows: upon the occurrence of a dispute between the Parties, including, without limitation, any breach of this Agreement or any obligation relating thereto, or any dispute with respect to whether a product is a Licensed Product, the matter shall be referred first to the officers of Meizler and Brainsway having responsibility for the subject matter of the dispute, or their designees. The officers, or their designees, as the case may be, shall negotiate in good faith to resolve such dispute in a mutually satisfactory manner for up to thirty (30) days. If such efforts do not result in mutually satisfactory resolution of the dispute, the matter shall be referred to the chief executive officers of Meizler and Brainsway, or their designees. The chief executive officers, or their designees, as the case may be, shall negotiate in good faith to resolve such dispute in a mutually satisfactory manner for up to thirty additional (30) days, or such longer period of time to which the chief executive officers may agree.

19.	MISCELLANEOUS

19.1
Meizlerundertakes that in entering into agreements with clients regarding the lease and use of the Deep TMS Device, that such agreement shall include all applicable provisions of this Agreement (which are intended to bind the client), applied mutatis mutandis.

19.2
None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including, without limitation, affiliates, successors and any creditor of either party. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either party.

19.3
No Party hereto may assign or otherwise transfer its rights or obligations hereunder without the prior written consent of the others, except that any Party hereto may assign all rights and obligations hereunder to an affiliate, an entity merging with same or an entity acquiring all or substantially all of the stock or assets of same.

19.4
Each of the parties hereto shall be excused from the performance of its obligations hereunder, in the event that such performance is prevented by force majeure and for the period of time such force majeure exists. For the purpose of this Agreement force majeure is defined as follows: causes beyond the control of Brainsway or Meizler, including but not limited to, acts of God, acts, regulations or laws of any government which could not have been anticipated, war, civil commotion, fire, earthquake or storm, labor disturbances, acts of terrorism, epidemic and failure of public utilities or common carriers.

In the event of the occurrence of any such circumstances, the Party whose performance is hindered or prevented shall give notice to the other Party of the commencement of the force majeure, shall use commercially reasonable efforts to mitigate or overcome the effects of the force majeure and shall give notice to the other Party of the cessation of the force majeure. In the Event that such cause continues for more than four (4) continuous months, either Party may terminate this Agreement on sixty (60) days prior written notice.

19.5
This Agreement, together with all signed enclosures and amendments sets forth the entire agreement and understanding among the parties as to the subject matter hereof and supersedes all agreements or understandings, verbal or written, made between Brainsway and Meizler before the date hereof with respect to the subject matter hereof. None of the terms of this Agreement shall be amended, supplemented or modified except in writing signed by both parties.

19.6
Should any part or provision of this Agreement be declared invalid, illegal or held unenforceable or in conflict with the applicable laws or regulations of any applicable jurisdiction, the invalid or unenforceable part or provision shall, provided that it does not go the essence of this Agreement, be replaced with a revision, agreed upon in good faith, which accomplishes, to the extent possible, the original commercial purpose of such part or provision in a valid and enforceable manner, such offending provision shall be of no effect and shall not affect the validity of the remainder of this Agreement or any of its provisions.

19.7
No waiver of a breach or default hereunder, nor any waiver or modification of performance of any of the obligations or other acts of the other Party hereto, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

19.8
All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement.

19.9	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

19.10
Any confirmation of payment, notice or other written communication required or permitted to be made or given hereunder shall be in writing, and may be made or given by either party by facsimile; by registered certified mail, postage prepaid; or by courier to the mailing address or facsimile numbers set as below:

If to Brainsway:
1st Floor, 19 Hartum Street,
Har Hotzvim,
Zip code.: – Israel
Tel.: +972 2 5813140
Fax : +972 2 5812517

Att.: Mr. Uzi Sofer, CEO
e-mail : uzis@brainsway.com

If to Meizler:
Alameda Juruá, 149
Alphaville – Barueri, São Paulo
Zip code.: 06455-010 – Brazil
Tel.: (+55.11) 4195-6613
Fax : (+55.11) 4195-6621

Att.: Mr. Avi Meziler – President
e-mail : avi@meizler.com.br

or to such other addresses or facsimile numbers as either party shall designate by notice, similarly given, to the other party. Notices or written communications shall be deemed to have been sufficiently made or given: (i) if mailed, seven (7) days after being dispatched by mail, postage prepaid; (ii) if by courier, three (3) days after delivery by the courier company; or (iii) if by facsimile with confirmed transmission, on the first business day after transmission.

19.11
The relationship between Brainsway and Meizler is that of independent contractors. Brainsway and Meizler are not joint venturers, partners, principal and agent, employer and employee, and have no other relationship other than independent contracting parties.

19.12
Except as provided herein, termination of this Agreement for any reason shall not release any party hereto from any liability which at the time of such termination has already accrued to the other party or which is attributable to a period prior to such termination, nor shall it preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

19.13	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date below.

Duly authorized for and behalf of BRAINSWAY LTD	Duly authorized for and behalf of MEIZLER BIOPHARMA S.A.
signature: /s/ Uzi Sofer name: Uzi Sofer designation: CEO	signature: /s/ Avraham Meizler name: Abraham (Avi) Meizler designation: President
Date and place: Jerusalem; 26/08 2010	Date and place: Barueri / SP; 26/08 2010

WITNESSESS:
/s/ Yael Zeiger	/s/ Vagner Paes
Name: Yael Zeiger	Name: Vagner Paes
Title: CFO	Title: Administration & Fin. Manager
Place: Jersualem Date: 26/08/2010	Place: Barueri / SP Date: 26/08/2010

List of Annexes

Annex A                      -           Regulatory Approvals

Annex B                      -           Deep TMS Device Specifications

Annex C                      -           Marketing Plan

Annex D                      -           Pay Per Use Per Indication

Annex E                      -           Brainsway Patent Rights and Trademarks

Annex A

Regulatory Approvals

Duly authorized for and behalf of BRAINSWAY LTD	Duly authorized for and behalf of MEIZLER BIOPHARMA S.A.
signature: /s/ Uzi Sofer name: Uzi Sofer designation: CEO	signature: /s/ Avraham Meizler name: Abraham (Avi) Meizler designation: President
Date and place: Jerusalem; 26/08 2010	Date and place: Barueri / SP; 26/08 2010

WITNESSESS:
/s/ Yael Zeiger	/s/ Vagner Paes
Name: Yael Zeiger	Name: Vagner Paes
Title: CFO	Title: Administration & Fin. Manager
Place: Jerusalem Date: 26/08/2010	Place: Barueri / SP Date: 26/08/2010

Certificate

The Certification Body

MEDCERT Zertifizierungs- und Prüfungsgesellschaft für die Medizin GmbH
Vorsetzen 35 – 20459 Hamburg – Germany

herewith confirms that the company

Brainsway Ltd.
19 Hartum St., Bynet Building, 1 st floor
91451 Har Hachotzvim, Jerusalem
Israel

has introduced and applies a Quality Management System in the area of

Design and development, production, installation and servicing of
Deep Transcranial Magnetic Stimulation (DTMS) System

A Quality Audit demonstrated compliance of the Quality Management System with

EN ISO 13485:2003 + AC:2007

The certification assumes that the company is applying and maintaining its
Quality Management System according to the above given standard. The license of certification is subject to surveillance by MEDCERT.

This certificate is valid until: 16 July 2013	Process No.: QS - 6106
Hamburg, 02 October 2008	Certificate No.: 6106GB431081002

MEDCERT Certification Body
(Frank Wilmerstädt)

EC Certificate of Conformity

The Notified Body

MEDCERT Zertifizierungs- und Prüfungsgesellschaft für die Medizin GmbH
Vorsetzen 35 – 20459 Hamburg – Germany

herewith confirms that the company

Brainsway Ltd.
19 Hartum St., Bynet Building, 1 st floor
91451 Har Hachotzvim, Jerusalem
Israel

has introduced and applies a Quality Management System
for the products / product category

Deep Transcranial Magnetic Stimulator (DTMS)

An Audit demonstrated compliance of the Quality Management System with

Annex II

of the Council Directive 93/42/EEC concerning Medical Devices.

The certification assumes that the company is applying and maintaining its Quality
Management System according to the above given annex. The license of certification is subject to surveillance by MEDCERT.

This certificate is valid until: 16 July 2013	Process No.: QS-6106
Hamburg, 06 October 2008	Certificate No.: 6106GB410081006
MEDCERT Identification No.: 0482

MEDCERT Certification Body
(Frank Wilmerstädt)

Annex B

Deep TMS Device Specifications

Duly authorized for and behalf of BRAINSWAY LTD	Duly authorized for and behalf of MEIZLER BIOPHARMA S.A.
signature: /s/ Uzi Sofer name: Uzi Sofer designation: CEO	signature: /s/ Avraham Meizler name: Abraham (Avi) Meizler designation: President
Date and place: Jerusalem; 26/08 2010	Date and place: Barueri / SP; 26/08 2010

WITNESSESS:
/s/ Yael Zeiger	/s/ Vagner Paes
Name: Yael Zeiger	Name: Vagner Paes
Title: CFO	Title: Administration & Fin. Manager
Place: Jerusalem Date: 26/08/2010	Place: Barueri / SP Date: 26/08/2010

PRODUCT DESCRIPTION

6.1 PRODUCT DESCRIPTION

Brainsway's H-Coils Deep TMS System is composed of the following main components:

1.	An Electromagnetic Coil (H1 Coil)
2.	A TMS Neurostimulator
3.	A Cooling System
4.	A Positioning Device
5.	A Cart

The Brainsway H-Coils deep brain rTMS System is shown in Fig.1.

Fig. 1: Brainsway H-coil deep brain rTMS system

A general sketch of the Brainsway H-coil deep brain rTMS system is shown in Fig. 2.

Fig. 2: A general sketch of the Brainsway H-coil deep brain rTMS system

6.2 COMPONENT DESCRIPTION, TECHNOLOGICAL CHARACTERISTICS AND COMPONENT SPECIFICATIONS

6.2.1 The Electromagnetic Coil

Several versions of the H-coil were developed. Below is described the H1-coil, which was designed for the treatment of major depression.

The H1-Coil is made of [***]. The effective part of the coil, in contact with the patient’s head [***].The electromagnetic coil is contained in a helmet, which is connected by an adaptor to a positioning device. The coil is connected to the neurostimulator cable and a connector. This connector can be connected to the neurostimulator. [***].

The H1-coil was designed for [***].

The H1-coil wiring pattern is illustrated in Fig. 3. [***].

[***]

[***]

***CONFIDENTIAL TREATMENT REQUESTED

[***]

The lengths of the H1-Coil elements are detailed in Table 1 below:

Element	Length [cm]	Element	Length [cm]	Element	Length [cm]
[***]	[***]	[***]	[***]	[***]	[***]

***CONFIDENTIAL TREATMENT REQUESTED

Element	Length [cm]	Element	Length [cm]	Element	Length [cm]
[***]	[***]	[***]	[***]	[***]	[***]

Table 1: H1-Coil elements lengths. The lengths are given with precision of ±1 cm.

***CONFIDENTIAL TREATMENT REQUESTED

H1-Coil Specifications:

[***]	[***]
[***]	[***]

***CONFIDENTIAL TREATMENT REQUESTED

[***]

Figure 3: Sketch of the H1-coil ("Hesed") near a human head, shown from a frontal (a) and from a back (b) views. [***]

***CONFIDENTIAL TREATMENT REQUESTED

6.2.2    The Positioning Device

The positioning system includes a helmet that comprises the coils, an adjustable [***] arm (De-Gotzen, Italy) connected to the helmet, and a device enabling rotation of the helmet [***]. The positioning device enables accurate and comfortable displacement and positioning of the coil over the patient's head.

A general sketch of the positioning device is shown in Fig. 4.
[***]

Figure 4: A general sketch of the positioning device

The [***] arm is connected to the cart on one hand, and to helmet on the other hand, through the [***]. The arm enables [***].

***CONFIDENTIAL TREATMENT REQUESTED

Fig. 5 is a detailed picture of the H1-coil helmet [***]. The material of [***].

[***]

Figure 5: A detailed figure of the H1-Coil helmet.

6.2.3 The Cooling System

The Cooling System [***] is designed to maintain ambient temperature in the coils during repetitive operation. The cooling system consists of [***].

A schematic diagram of the cooling system is shown in Fig. 6 below. [***].

***CONFIDENTIAL TREATMENT REQUESTED

[***]

Figure 6: A schematic diagram of cooling system [***].

[***]

A sketch of the cooling system [***] is shown in Fig. 7.

***CONFIDENTIAL TREATMENT REQUESTED

[***]

Figure 7: A sketch of cooling system [***].

***CONFIDENTIAL TREATMENT REQUESTED

Specifications of the [***] Cooling System

The components of the cooling system are shown in Fig. 8. Each part name is shown in Table 2.

[***]

Figure 8: A sketch of cooling system [***] components.

Table 2: COOLING SYSTEM PARTS

Part number	Part name
1	[***]
2	[***]
3	[***]
4	[***]
5	[***]
6	[***]
7	[***]
8	[***]
9	[***]
10	[***]
11	[***]
12	[***]
13	[***]
14	[***]
15	[***]
16	[***]
17	[***]

***CONFIDENTIAL TREATMENT REQUESTED

6.2.4 The Cart

A movable custom made cart (ITD, Germany) is used for placement of the neurostimulator and of the cooling system. The arm holding the helmet is connected to the cart by [***]. The cart may be [***]. A general sketch of the cart is shown in Fig. 9

Figure 9: A general sketch of the ITD cart.

***CONFIDENTIAL TREATMENT REQUESTED

6.2.5 The Magstim Stimulator

The Magstim Rapid and Rapid2 Stimulators (Fig. 10), which are used with the H-coils, provide a brief magnetic pulse to stimulate deep and otherwise inaccessible nerves (1- 50Hz).

The manufacturer of the system, Magstim Company US LLC is a world market leader in Magnetic Nerve Stimulators, based upon equipment first developed by the University of Sheffield in 1985. Over of 2,000 systems are in daily use around the world in both research and clinical environments.

Figure 10: The Magstim Rapid (left) and Rapid2 (right) Stimulators

The Magstim Rapid and Rapid2 are capable of both high power single pulse and rapid rate output. In order to ensure that the correct ‘dose’ is delivered it allows predetermined power level, frequency, train duration and the interval between trains. As illustrated in Fig. 11, the Magstim Rapid and Rapid2 Software allow direct control over these parameters. Namely, the user to define, compile, edit and deliver a magnetic nerve stimulation protocol specifically configured for individual needs.

The Magstim Rapid and Rapid2 are designed for use in Clinical research for the investigation of the following:

Neuropsychiatry:
•	Mood
•	Depression
•	Schizophrenia
•	Emotion

Neurology/Neurophysiology:
•	Brain Function Mapping
•	Speech
•	Vision
•	Memory
•	Movement

Epilepsy:
•	Patient Study
•	Drug therapy monitoring

Therapy:
•	Parkinson's Disease - improved performance
•	Clinical depression - antidepressant actions - Improvement of mood
•	Multiple Sclerosis - spasticity
•	Post stroke - spasticity
•	Pain relief

Magnetic Stimulation has not been cleared by FDA for cortical stimulation

Figure 11: Magstim Rapid Controller

Magstim Rapid and Rapid2 Applications Include:
•	Functional assessment of central motor pathways in adults and children.Comfortable stimulation of deep peripheral nerves, e.g. sciatic, femoral.
•
Neurology - in early diagnosis, assessment, prognosis and monitoring of nervous diseases such as multiple sclerosis, cervical spondylosis and stroke through investigation of the function of the entire central and peripheral motor system.

•	Pneumology - in the stimulation of the phrenic nerve to measure diaphragmatic response.
•	Paediatrics - for investigation into the maturation of the corticospinal tract in children with cerebral palsy or other forms of neurological impairment.

Magstim Stimulators Safety:
Many thousands of cortical examinations since 1986 have been carried out safely and efficiently.

Annex C

Marketing Plan

1.
Fix Amount ([***]): For [***] the monthly rental fee for depression, schizophrenia negative symptoms and bi-polar is [***].From [***] the monthly rental fee for depression, schizophrenia negative symptoms and bi-polar is [***].

The PPU for depression, schizophrenia negative symptoms and bi-polar is [***] per session.

2.	Minimum devices per year should be as follows:

First year: [***] devices
2nd year: additional [***] devices
3rd year: additional [***] devices
4th – 5th year: additional [***] devices per year
6th – 10th year: additional [***] devices per year

            Total of 1000 devices in 10 years.

This includes all of the approved application at the time.

Duly authorized for and behalf of BRAINSWAY LTD	Duly authorized for and behalf of MEIZLER BIOPHARMA S.A.
signature: /s/ Uzi Sofer name: Uzi Sofer designation: CEO	signature: /s/ Avraham Meizler name: Abraham (Avi) Meizler designation: President
Date and place: Jerusalem; 26/08 2010	Date and place: Barueri / SP; 26/08 2010

WITNESSESS:
/s/ Yael Zeiger	/s/ Vagner Paes
Name: Yael Zeiger	Name: Vagner Paes
Title: CFO	Title: Administration & Fin. Manager
Place: Jerusalem Date: 26/08/2010	Place: Barueri / SP Date: 26/08/2010

***CONFIDENTIAL TREATMENT REQUESTED

Marketing Plan - Brazil

Number of cases in Brasil

Disease

*Approximately

Source: Brazilian Geografic Estatistics Institute

Affected Population

Prevalence (%)

Number of cases*

Alzheimer’s

Parkinson’s

Schizophrenia

1,7

3.000.000

34.000.000

170.000

130.000

19,3

over 65 years-old

1,3

1,0

total population

over 65 years-old

Depression

total population

Number of Physicians

Especialty

16.629

7.582

15.001

Psychiatrist

Neurosurgeon

Neurologist

Number of physicians

Goals

■	Specific Business Unit for Brainsway Deep TMS

■	To Switch the current existing equipment in Brazil to Brainsway equipment (Deep TMS)

■	To increase the current market of TMS

■	To stimulate and to support the patients associations (Depression, Alzeiheimer, Parkinson, Schizophrenia)

■	To support the foundation of the Society of TMS in Brazil

Targets

■	Psichyastrist	■	Competitors

■	Neurologist	■	Pharmaceutical Industry

■	Psicologist	■	Medicine Societies

■	Patients	■	Patients Associations

■	Private Health Assurance	■	Universities (psichyastry services)

■	Public Health Assurance (SUS)

Action Plan

■	Exclusive Agreement with 2-3 KOLs with the following purpose:
	■	Coordinating and Developing local clinical trials (efficacy and safety)
	♦	Organizing Workshops (in the main centers of the territory)
	♦	Participation as speakers in national and international congresses

Marketing actions:
	♦	To promote Brainsway equipment (Deep TMS) and TMS treatment diseases, as well institutional promotion
	♦	Developing promotional material (websites, videos, folders, advertisment in specialized review, etc.)
	♦	Free away gifts
	♦	Participation in main national congresses with booth and speakers

Action Plan

■	Sales Force
	♦	Specific training with Brainway equipment (Deep TMS)
	♦	Regular visiting to Physicians and Clinics
	♦	Experience in neuro-psichyastry market
	♦	Reach main opinion leaders and physicians

■	Medical Societies
	♦	Participation in the Main Congresses
	♦	Organizing Coffee-breaks and worshops with our speakers

■	Patient Association
	♦	Constant support providing clinical studies papers and publications
	♦	Providing lectures

Annex D

Pay Per Use Per Indication

1.            Depression, schizophrenia negative symptoms and bi-polar:

[***] per treatment (and not, for the avoidance of doubt, per patient treated) in respect of treatments using the Deep TMS Device for depression, schizophrenia negative symptoms and bi-polar, but not less than [***] per month.

Duly authorized for and behalf of BRAINSWAY LTD	Duly authorized for and behalf of MEIZLER BIOPHARMA S.A.
signature: /s/ Uzi Sofer name: Uzi Sofer designation: CEO	signature: /s/ Avraham Meizler name: Abraham (Avi) Meizler designation: President
Date and place: Jerusalem; 26/08 2010	Date and place: Barueri / SP; 26/08 2010

WITNESSESS:
/s/ Yael Zeiger	/s/ Vagner Paes
Name: Yael Zeiger	Name: Vagner Paes
Title: CFO	Title: Administration & Fin. Manager
Place: Jerusalem Date: 26/08/2010	Place: Barueri / SP Date: 26/08/2010

***CONFIDENTIAL TREATMENT REQUESTED

Annex E

Brainsway Patent Rights and Trademarks

Duly authorized for and behalf of BRAINSWAY LTD	Duly authorized for and behalf of MEIZLER BIOPHARMA S.A.
signature: /s/ Uzi Sofer name: Uzi Sofer designation: CEO	signature: /s/ Avraham Meizler name: Abraham (Avi) Meizler designation: President
Date and place: Jerusalem; 26/08 2010	Date and place: Barueri / SP; 26/08 2010

WITNESSESS:
/s/ Yael Zeiger	/s/ Vagner Paes
Name: Yael Zeiger	Name: Vagner Paes
Title: CFO	Title: Administration & Fin. Manager
Place: Jerusalem Date: 26/08/2010	Place: Barueri / SP Date: 26/08/2010

July 2, 2010

Brainsway, Inc.
Status Report

Patent I
TITLE: Coil for Magnetic Stimulation INVENTORS; Zangen, Wise, Hallett, Miranda, Roth				ASSIGNMENT: US Government (NIH)
Our Ref / Client Ref.:	Claimed Priorities	Filing Date/ Application No.	Publication Date/No.	Issue Date/No.	Next Action	Remarks
005-1011-USP	None	20-Oct-2000 60/242,297	N/A	N/A		EXPIRED
005-1011-PC (Associate #:)	005-1011-USP	19-Oct-2001 PCT/US01/50737	25-Apr-2002 WO 02/032504	N/A		EXPIRED National Phase filed in US, Europe. Canada, Australia, Japan, Israel, Hong Kong
005-1011-US (KS#: 4239- 64814-01)	005-1011-USP; 005-1011-PC	09-Oct-2003 10/399,559	22-Apr-2004 US2004/0078056	05-Aug-2Q08 US 7,407,478		ISSUED
005-1011-US1 (KS #: 4239- 64814-02)	005-101l-USP; 005-1011-PC 005-1011-US	21-Mar-2008 12/077.829	18-Dec-2008 US2008/0312706		Awaiting First Office Action	Continuation application
005-1011-EP (KS #: 4239- 64811-01)	005-1011-USP; 005-1011-PC	19-Oct-2001 1987684.6		10-Jan-2007 EP 1326681	Maintenance Fees Due Oct. 19, 2010	ISSUED Patent valid until Oct. 19, 2021. Maintenance fees due annually. Validated in France, Germany, Italy, Sweden
005-1011-HK (KS#:4239- 66630-01)	005-1011-USP; 005-1011-PC 005-1011-EP	19-Oct-2001 3108947.4	05-Mar-2004 1056849A	HK1059856	Maintenance Fees due Oct. 19, 2010	ISSUED
005-10I1-CA (KS #: 4239- 64810-01)	005-1011-USP; 005-1011-PC	19-Oct-2001 2.425,276				Response to Office Action Filed

July 2, 2010
005-1011-AU (KS #: 4239- 64809-01)	005-1011-USP: 005-1011-PC	19-Oct-2001 2002229129		7-Mar-2007 2002229129		ISSUED Patent Expires Oct. 19, 2021
005-1011-JP (KS #: 4239- 64812-01)	005-l011-USP; 005-1011-PC	19-Oct-2001 2002-535740				Filed Divisional application with amendments (005-1011 -JP1).
005-1011-JP1 (KS#: 4239- 64812-02)	005-1011-USP; 005-1011-PC; 005-1011-JP	2007-328706	24-Apr-2008 2008-093466		Awaiting Office Action	This application is now pending in place of the original.
005-1011-IL (KS #: 4239- 64813-01)	505-1011-USP; 005-1011-PC	19-Oct-2001 155320				Request for filing of divisional application sent

Patent II
TITLE: Transcranial Magnetic Stimulation System and Methods INVENTORS: Zangen, Roth, Miranda, Hazaoi, Hallett				ASSIGNMENT: Brainsway, Inc.; Yeda; NIH
Our Ref./ Client Ref.:	Claimed Priorities	Filing Date/ Application No.	Publication Date/No.	Issue Date/No.	Next Action	Remarks
005-1010-US (Associate #: 1460-US)		16-Jun-05 11/153,905		N/A		Response to Office Action filed
005-1010-DIV1 (Associate #: 1460-US)	005-1010-US			N/A	File Divisional Application
005-1010-PC (Associate #: 1460-PC)	005-1010-US	15-Jun-06 PCT/IL06/00694	WO 06/134598			EXPIRED National Phase filed in Europe, Canada, Australia, Japan, Israel, Hong Kong
005-1010-EP (Associate #: P120061EP)	005-1010-US; 005-1010-PC	15-Jun-06 06756220.7			Maintenance Fee due June 15, 2011 Update assignment	Awaiting final draft of assignment document for signatures
005-1010-HK (Associate #: P120061HK)	005-1010-US; 005-1010-PC; 005-10l0-EP	26-Aug-08 08109499.9	19-DSC-2008 1116114A
005-1010-CA (Associate #:	005-1010-US; 005-1010-PC	15-Jun-06 2,610,991			Maintenance Fee due June 15, 2011	Assignment has been updated

July 2, 2010

16549-002)
005-1010-AU (Associate #: 835772:PAL)	005-1010-US; 005-1010-PC	15-Jun-06 2006257210	Discuss reduction of claim number	Applicant has been updated
005-1010-JP (Associate #: T19405)	005-1010-US; 005-1010-PC	15-Jun-06 2008-516502		Assignment has been updated Request for Examination has been submitted
005-1010-IL (Associate #: 1460-IL)	005-1010-US; 005-1010-PC	15-Jun-06 187698	Change Applicant Response to Office Action due August 13, 2010	Response to Notice Before Examination Filed

Patent III
TITLE: Systems and Methods for Controlling Electric Field Pulse Parameters Using Transcranial Magnetic Stimulation INVENTORS: Zangen, Roth, Chudnovsky, Hazani, Safra		ASSIGNMENT: Brainsway, Inc. and Yeda
005-1074-US (Associate #: 1779-US	11-Dec-08 12/332,459	Verify change of Assignment
005-1074-PC	Not yet filed	National Phase due June 11, 2011	PCT application filed Applicant Changed